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[GRAPHIC OMITTED]                                                   Exhibit 99.1



O C W E N
                                                  Ocwen Financial Corporation(R)
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                         FIRST QUARTER RESULTS FOR 2002

West Palm Beach, FL - (May 7, 2002) Ocwen Financial Corporation (NYSE: OCN) today reported a net loss in the first quarter of 2002 of $(4.5) million or $(0.07) per share compared to $(23.5) million or $(0.35) per share in the first quarter of 2001.

Chairman and CEO William C. Erbey stated, "Our first quarter results mark continued progress in the execution of our strategic plan.

o Non-core assets remaining to be sold declined by $139 million or 26% during the first quarter. Reserves on our remaining non core assets as of March 31, 2002 are at an all time high as a percentage of asset values.
o The first quarter 2002 combined results of our core businesses, Residential Loan Servicing, Ocwen Technology Xchange (OTX), Ocwen Realty Advisors (ORA) and Unsecured Collections, reflected a substantial improvement over the same period last year. After adjusting for certain non-recurring items in each period and for the change in accounting for intangible assets, our core businesses generated a gain of $4.7 million in the first quarter of 2002 vs. a loss of $(1.6) million in the 2001 first quarter, an improvement of $6.3 million.
o Our Servicing business continued to grow in the first quarter. As of March 31, 2002 we were the servicer of approximately 310 thousand loans with an unpaid principal balance (UPB) of $23.5 billion, as compared to approximately 303 thousand loans and $21.9 billion of UPB at December 31, 2001, an increase of 7.3% in UPB. In addition, in March, the Residential Servicing business received Moody's Investor's Services top rating of "Strong" or "SQ1" for its Subprime Servicing and Special Servicing capabilities.
o Our REALTrans product has established a strong market presence. Our existing clients originate more than 25% of all mortgages in the USA. This position was further strengthened during the first quarter with the addition of three Top 30 originators.
o Our first quarter earnings were adversely impacted by write-downs of $15.3 million on assets in our Affordable Housing business reflecting our ongoing evaluation of asset values. We had approximately $33 million of loans and properties remaining to be sold in this business as of March 31, 2002.
o We continued our strategy of maintaining strong liquidity while reducing our debt. During the first quarter of 2002, our cash and cash equivalents rose by $13 million to $274 million as of March 31, 2002 while we reduced our total liabilities by $129.7 million or 10.2% from year-end levels.

As we have noted in the past, our focus on accelerating the disposition of our remaining non-core assets means that near term earnings pressure may continue. However, we are enthusiastic about the prospects for our servicing and technology businesses and believe that our equity of $375 million and cash and equivalents of $274 million provide us with the requisite financial strength and liquidity to achieve our objectives."

The Servicing business reported pre-tax income for the first quarter of 2002 of $7.5 million vs. $8.5 million in the 2001 first quarter. First quarter 2002 results include a provision of $1 million related to a pending settlement of a class action litigation claim.

Pre-tax losses at OTX were $(5.3) million in the 2002 first quarter compared to $(13.8) million in the same period of 2001. After considering the impact of certain non-recurring expenses in 2001, the effect of the change in accounting principles for goodwill and intangible assets, and the impact of intercompany revenues in 2002, OTX results improved by $1.8 million in the first quarter of 2002 compared to the same period of 2001.

ORA reported pre-tax income of $520 thousand in the first quarter of 2002 as compared to $141 thousand in the first quarter of 2001 reflecting both a revenue increase of $1.4 million or 51% and an improvement in margin from 5.2% to 12.6%.

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


The Unsecured Collections business posted pre-tax income of $ 0.9 million in the first quarter of 2002 vs. a pre-tax loss of $(2.2) million in the 2001 first quarter. The increase in pre-tax income in this business reflects the facts that as of December 31, 2001 the net book value of unsecured receivables had been reduced to zero and that the business is now generating fee based revenues.

The Residential Discount Loan business recorded pre-tax income of $1.1 million in the 2002 first quarter, as compared to a pre-tax loss of $(1.8) million in the 2001 first quarter. As a result of a loan sale during the first quarter of 2002, the amount of loans and REO remaining as of March 31, 2002 was reduced to $11.7 million, down $42.1 million or 78% from December 31, 2001.

Pre-tax losses for the first quarter of 2002 in the Commercial Finance business amounted to $(4.4) million as compared to a pre-tax loss of $(8.0) million in the 2001 first quarter. Results in both periods include approximately $7 million of loan loss provisions and asset reserves. These provisions reflect changes in projected sales proceeds upon disposition of the remaining assets as well as changes in the credit quality of the underlying assets. Total commercial loans, investments in real estate and REO totaled $315 million at March 31, 2001, reduced by $39 million or 11% from December 31, 2001.

The Affordable Housing business posted a pre-tax loss of $(18.0) million in the 2002 first quarter compared to a loss of $(7.9) million in the 2001 first quarter. Affordable Housing results in 2002 include additional non-cash reserves of approximately $15.3 million during the first quarter reflecting revisions in completion cost estimates as well as modifications to projected sales results. There are $95.8 million of Affordable Housing properties and loans remaining as of March 31, 2002 of which $62.7 million are subject to sales contracts, although they have not yet satisfied all of the accounting criteria for sales treatment, and $33.1 million remain to be sold.

Results in the Subprime Finance business reflected pre-tax income of $4.5 million for the 2002 first quarter as compared to pre-tax income of $1.7 million in the 2001 first quarter. First quarter 2002 results primarily reflect trading gains of $3.4 million on the portfolio of subprime residual securities. The Company's total portfolio of non-investment grade securities, which consists largely of subprime residuals, was reduced to $39.9 million at March 31, 2002 as compared to $65.1 million at December 31, 2001, primarily as a result of sales of securities.

First quarter 2002 results include an extraordinary gain, net of tax, of $2 thousand reflecting the repurchase of $225 thousand face value of debt as compared to net extraordinary gains of $2.2 million in the 2001 first quarter. While the Company has reduced the volume of these transactions in recent quarters in light of current pricing levels, it continues to evaluate additional debt repurchases.

In accordance with Statements of Financial Accounting Standards 141 and 142, which were effective for the year beginning January 1, 2002, the 2002 results also include a net gain of $16.2 million representing the effect of a change in accounting principles for goodwill and intangible assets. This primarily consists of approximately $18.3 million representing the remaining balance at December 31, 2001 of the Excess of Net Assets Acquired Over Purchase Price. This was partially offset by a write down of $3.3 million related to the remaining balance of goodwill and intangible assets recorded in connection with the formation of REALSynergy, Inc. in 1999 and a related tax benefit of $1.2 million.

The Company's tax provision for the first quarter of 2002 reflects an expense of $1.2 million which offsets the benefit related to the change in accounting for intangible assets. The net effective tax expense in the 2002 first quarter was zero. Tax expense in the first quarter of 2001 was $5.8 million which included a provision of $10 million to increase the valuation allowance on the deferred tax asset.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "continue," "increase," "accelerate," "will," "believe," "estimate," "largely," "further," "near term," "achieve," "project," "future," "realize," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws and potential political issues related to operations outside of the USA, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software integration, development and licensing effectiveness, change or damage to the Company's computer equipment and the information stored in its data centers, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of servicing rights for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage, servicing and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit 99.1 attached to OCN's Form 10-K for the year ended December 31, 2001.

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002



Interest Income and Expense

  For the three months ended March 31,                                      2002        2001
  ---------------------------------------------------------------------   --------    --------
  (Dollars in thousands)
  Interest income:
    Federal funds sold and repurchase agreements ......................   $    579    $  1,644
    Trading securities ................................................      4,358       5,700
    Investment securities and other ...................................         93         346
    Match funded loans and securities .................................      2,249       2,483
    Loans .............................................................      5,435      14,644
                                                                          --------    --------
                                                                            12,714      24,817
                                                                          --------    --------
  Interest expense:
    Deposits ..........................................................      8,617      18,071
    Securities sold under agreements to repurchase ....................        126           2
    Bonds - match funded agreements ...................................      1,782       2,966
    Obligations outstanding under lines of credit .....................      1,170         720
    Notes, debentures and other interest bearing obligations ..........      4,701       5,121
                                                                          --------    --------
    Net interest income (expense) before provision for loan losses ....     16,396      26,880
                                                                          --------    --------
    Net interest (loss) income before provision for loan losses .......   $ (3,682)   $ (2,063)
                                                                          ========    ========

Pre-Tax Income (Loss) by Business Segment

  For the three months ended March 31,                                      2002        2001
  ---------------------------------------------------------------------   --------    --------
  (Dollars in thousands)
  Residential Loan Servicing...........................................   $  7,548    $  8,512
  OTX..................................................................     (5,282)    (13,768)
  Ocwen Realty Advisors................................................        520         141
  Unsecured Collections................................................        943      (2,200)
  Residential Discount Loans...........................................      1,112      (1,757)
  Commercial Finance...................................................     (4,419)     (8,013)
  Affordable Housing...................................................    (17,983)     (7,852)
  Subprime Finance.....................................................      4,492       1,719
  Corporate Items and Other............................................     (6,426)      3,301
                                                                          --------    --------
                                                                          $(19,495)   $(19,917)
                                                                          ========    ========

Non-Core Assets

         The following table presents a summary of the Company's non-core assets that remain to be sold. This table excludes assets subject to completed sale transactions that have not met accounting criteria for sales treatment.

                                                                          March 31, December 31,
                                                                            2002        2001
                                                                          --------    --------
(Dollars in thousands)
Loans, net:
   Affordable Housing..................................................   $ 13,398    $ 13,048
   All other...........................................................    135,359     168,078
Real estate held for sale..............................................         --      13,418
Total investments in real estate.......................................     91,664     116,896
Real estate owned, net.................................................    100,490     110,465
Residual and subordinate trading securities............................     39,899      65,058
Affordable Housing properties..........................................     19,729      52,176
                                                                          --------    --------
   Total non-core assets to be sold....................................   $400,539    $539,139
                                                                          ========    ========

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


                                        OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                          (Dollars in thousands, except share data)

                                                                                                  March 31,     December 31,
                                                                                                     2002           2001
                                                                                                 -----------    -----------
Assets:
Cash and amounts due from depository institutions ............................................   $       920    $    23,076
Interest earning deposits ....................................................................        66,747        111,579
Federal funds sold ...........................................................................       206,000        126,000
Trading securities, at fair value:
     Collateralized mortgage obligations (AAA-rated) .........................................       126,477        161,191
     Subordinates, residuals and other securities ............................................        39,899         65,058
Real estate held for sale ....................................................................            --         13,418
Investment in real estate ....................................................................        91,664        116,896
Affordable housing properties ................................................................        80,610        102,069
Loans, net ...................................................................................       150,557        185,293
Match funded assets ..........................................................................       164,080        174,351
Real estate owned, net .......................................................................       100,490        110,465
Premises and equipment, net ..................................................................        47,167         44,589
Income taxes receivable ......................................................................        20,828         20,842
Advances on loans and loans serviced for others ..............................................       285,778        283,183
Mortgage servicing rights ....................................................................       112,032        101,107
Other assets .................................................................................        83,644         72,033
                                                                                                 -----------    -----------
                                                                                                 $ 1,576,893    $ 1,711,150
                                                                                                 ===========    ===========
Liabilities and Stockholders' Equity
  Liabilities:
  Deposits ...................................................................................   $   545,592    $   656,878
  Escrow deposits on loans and loans serviced for others .....................................        80,661         73,565
  Securities sold under agreements to repurchase .............................................        63,851         79,405
  Bonds - match funded agreements ............................................................       149,090        156,908
  Obligations outstanding under lines of credit ..............................................       100,651         84,304
  Notes, debentures and other interest bearing obligations ...................................       158,041        160,305
  Accrued interest payable ...................................................................        15,594         12,836
  Excess of net assets acquired over purchase price ..........................................            --         18,333
  Accrued expenses, payables and other liabilities ...........................................        27,664         28,351
                                                                                                 -----------    -----------
     Total liabilities .......................................................................     1,141,144      1,270,885
                                                                                                 -----------    -----------

  Company obligated, mandatorily redeemable securities of subsidiary trust holding solely
    junior subordinated debentures of the Company ............................................        61,159         61,159


  Stockholders' equity:
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued and
     outstanding .............................................................................            --             --
   Common stock, $.01 par value; 200,000,000 shares authorized; 67,308,819 and 67,289,313
     shares issued and outstanding at March 31, 2002 and December 31, 2001, respectively .....           673            673
   Additional paid-in capital ................................................................       224,278        224,142
   Retained earnings .........................................................................       149,920        154,412
   Accumulated other comprehensive income (loss), net of taxes:
     Net unrealized foreign currency translation gain (loss) .................................          (281)          (121)
                                                                                                 -----------    -----------
   Total stockholders' equity ................................................................       374,590        379,106
                                                                                                 -----------    -----------
                                                                                                 $ 1,576,893    $ 1,711,150
                                                                                                 ===========    ===========

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002



                                          OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (Dollars in thousands, except share data)

For the three months ended March 31,                                                                    2002            2001
-------------------------------------------------------------------------------------------------   ------------    ------------
Net interest income:
  Income ........................................................................................   $     12,714    $     24,817
  Expense .......................................................................................         16,396          26,880
                                                                                                    ------------    ------------
  Net interest expense before provision for loan losses .........................................         (3,682)         (2,063)
  Provision for loan losses .....................................................................            679           8,120
                                                                                                    ------------    ------------
  Net interest expense after provision for loan losses ..........................................         (4,361)        (10,183)
                                                                                                    ------------    ------------

Non-interest income:
  Servicing and other fees ......................................................................         35,725          31,117
  Loss on interest earning assets, net ..........................................................         (1,777)         (1,831)
  Gain on trading and match funded securities, net ..............................................          2,791           5,189
  Loss on real estate owned, net ................................................................         (4,112)           (984)
  Gain (loss) on other non-interest earning assets, net .........................................           (748)            456
  Net operating gains on investments in real estate .............................................          4,655           2,554
  Amortization of excess of net assets acquired over purchase price .............................             --           4,583
  Other income ..................................................................................          5,031           2,046
                                                                                                    ------------    ------------
                                                                                                          41,565          43,130
                                                                                                    ------------    ------------
Non-interest expense:
  Compensation and employee benefits ............................................................         21,074          20,935
  Occupancy and equipment .......................................................................          2,714           3,093
  Technology and communication costs ............................................................          5,053          10,148
  Loan expenses .................................................................................          3,935           4,235
  Net operating losses on investments in certain affordable housing properties ..................         15,681           5,062
  Amortization of excess of purchase price over net assets acquired .............................             --             778
  Professional services and regulatory fees .....................................................          4,596           3,816
  Other operating expenses ......................................................................          1,974           2,789
                                                                                                    ------------    ------------
                                                                                                          55,027          50,856
                                                                                                    ------------    ------------
Distributions on Company-obligated, mandatorily redeemable securities of
    subsidiary trust holding solely junior subordinated debentures of the Company ...............          1,663           2,053
Equity in income (losses) of investments in unconsolidated entities .............................             (9)             45
                                                                                                    ------------    ------------
Loss before income taxes, extraordinary gain and effect of change in accounting principle .......        (19,495)        (19,917)
Income tax expense (benefit) ....................................................................          1,165           5,762
                                                                                                    ------------    ------------
Loss before extraordinary gain and effect of change in accounting principle .....................        (20,660)        (25,679)
Extraordinary gain on repurchase of debt, net of taxes ..........................................              2           2,163
Effect of change in accounting principle ........................................................         16,166              --
                                                                                                    ------------    ------------
Net loss ........................................................................................   $     (4,492)   $    (23,516)
                                                                                                    ============    ============

Earnings (loss) per share:
  Basic and Diluted:
    Net loss before extraordinary gain and effect of change in accounting principle .............   $      (0.31)   $      (0.38)
    Extraordinary gain ..........................................................................             --            0.03
    Effect of change in accounting principle ....................................................           0.24              --
                                                                                                    ------------    ------------
    Net loss ....................................................................................   $      (0.07)   $      (0.35)
                                                                                                    ============    ============

Weighted average common shares outstanding ......................................................     67,294,490      67,152,363